Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated May 12, 2016 with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of WNS (Holdings) Limited on Form 20-F for the year ended March 31, 2016.

We hereby consent to the incorporation by reference of said reports in the Registration Statements of WNS (Holdings) Limited on Form S-8 (File No. 333-136168, File No. 333-157356, File No. 333-176849 and File No. 333-191416).

/s/ GRANT THORNTON INDIA LLP

Mumbai, India
May 12, 2016